Exhibit 10.17

REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (“Agreement”) is entered into as of this ___day of                     , 2004, by and between Claimsnet.com, inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereof (the “Purchaser”).

     WHEREAS, the Purchaser entered into a Subscription Agreement of even date herewith (the “Subscription Agreement”) with the Company pursuant to which the Purchaser purchased                      Units (the “Units”), comprised in the aggregate of                      shares (the “Common Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of the Company and Common Stock Purchase Warrants exercisable in the aggregate for                      shares of Common Stock of the Company (the “Warrant Shares,” and together with the Common Shares, the “Shares”); and

     WHEREAS, as an inducement to the Purchaser to purchase the Units pursuant to the Subscription Agreement, the Company has agreed to provide certain Registration Rights to the Purchaser with respect to the Shares.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Registration Rights.

     The Company is hereby obligated to file a registration statement on Form S-3, or other appropriate form, with the Securities and Exchange Commission (the “SEC”) to register the Shares for resale and to use best efforts to have such registration statement declared effective (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)) as soon as reasonably practicable. The Company shall take all necessary action (including, if required, the filing of any supplements or post-effective amendments to such registration statement) to keep such registration statement effective to permit the lawful resale of the Shares for a period of one year from the date such registration statement is declared effective.

     The Company shall bear and pay all fees, costs and expenses incident to such registration statement and incident to keeping it effective and in compliance with all federal and state securities laws, rules, and regulations. Such costs do not include fees or disbursements of accountants or other advisors or discounts on commissions of the Purchasers.

     The Company shall use its best efforts to register or qualify any Shares included in the registration statement under state “blue sky” or similar securities laws in such jurisdictions as the Purchasers reasonably request and to take such other action as may be reasonably necessary to enable the Purchasers to sell their Shares in the jurisdictions where such registration or qualification was made.

2.	Amendments.

     This Agreement may be modified or amended only by a writing signed by the Company and the Purchaser.

3.	Entire Agreement.

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

4.	Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York. Any litigation arising out of this Agreement shall be conducted in applicable courts in New York, New York and the parties expressly agree upon and consent to such jurisdiction and venue.

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5.	Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single original instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CLAIMSNET.COM, INC.

By:

CHIEF EXECUTIVE OFFICER

PURCHASER

By:

Name:
Title:

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